                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                         LG&E ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                                                                  March 20, 1998

Dear LG&E Energy Corp. shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of LG&E Energy Corp. to be held Wednesday, April 22, 1998, at 10:00 a.m., E.D.T. at the Hyatt Regency Louisville, 320 W. Jefferson Street, Louisville, Kentucky.

    Business items to be acted upon at the Annual Meeting are the election of four directors, the approval of Arthur Andersen LLP as independent auditors of the company for 1998 and the transaction of any other business properly brought before the meeting. Additionally, we will report on the progress of LG&E Energy, and shareholders will have the opportunity to present questions of general interest.

    We encourage you to read the proxy statement carefully and complete, sign and return your proxy in the envelope provided, even if you plan to attend the meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and choose to do so.

    If you plan to attend the Annual Meeting, please check the box on the proxy card indicating that you plan to attend the meeting. Please bring the Admission Ticket, which forms the top portion of the form of proxy, to the meeting with you. If you wish to attend the meeting but do not have an Admission Ticket, you will be admitted to the meeting after presenting personal identification and evidence of ownership.

    The directors and officers of LG&E Energy appreciate your continuing interest in the business of LG&E Energy. We hope you can join us at the meeting.

                                          Sincerely,

                                          [SIGNATURE]

                                          Roger W. Hale
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

   [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of LG&E Energy Corp. ("LG&E Energy"), a Kentucky corporation, will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky, on Wednesday April 22, 1998, at 10:00 a.m., E.D.T. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters, which are more fully described in the accompanying proxy statement:

    1. A proposal to elect four directors, three for three-year terms expiring in 2001 and one for a two-year term expiring in 2000;

    2. A proposal to approve and ratify the appointment of Arthur Andersen LLP as independent auditors of LG&E Energy for 1998; and

    3.  Such other business as may properly come before the meeting.

    The close of business on February 17, 1998, has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE AS SOON AS POSSIBLE. Your cooperation in signing and promptly returning your proxy is greatly appreciated.

                                          By Order of the Board of Directors,
                                          John R. McCall, Secretary
                                          LG&E Energy Corp.
                                          220 West Main Street
                                          Louisville, Kentucky 40202
March 20, 1998

                                PROXY STATEMENT
                              --------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1998
                             ----------------------

    The Board of Directors of LG&E Energy hereby solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the Annual Meeting of Shareholders to be held April 22, 1998, and at any adjournment of such meeting. The meeting will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. This proxy statement and the accompanying proxy were first mailed to shareholders on or about March 20, 1998.

    If you plan to attend the meeting, please check the box on the proxy card indicating that you plan to attend the meeting. Also, please bring the Admission Ticket, which forms the top portion of the form of proxy, to the meeting with you. Shareholders who do not have an Admission Ticket, including beneficial owners whose accounts are held by brokers or other institutions, will be admitted to the meeting upon presentation of personal identification and, in the case of beneficial owners, proof of ownership.

    At the close of business on February 17, 1998, the record date for the Annual Meeting, there were 66,527,636 shares of Common Stock of LG&E Energy outstanding and entitled to vote. LG&E Energy has no other outstanding voting securities. Owners of record of LG&E Energy Common Stock at the close of business on February 17, 1998, are entitled to one vote per share for each matter presented at the Annual Meeting or any adjournment thereof. In addition, each shareholder has cumulative voting rights with respect to the election of directors. Accordingly, in electing directors, each shareholder is entitled to as many votes as the number of shares of stock owned multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

    You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of LG&E Energy, by delivery of a later dated proxy, or by attending the Annual Meeting and voting in person. Signing a proxy does not preclude you from attending the meeting in person.

    The Annual Report to Shareholders of LG&E Energy (the "Annual Report"), including financial statements, is enclosed with this proxy statement.

PENDING KU ENERGY MERGER

    On May 20, 1997, LG&E Energy and KU Energy Corporation ("KU Energy") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which KU Energy will be merged with and into LG&E Energy, with LG&E Energy as the surviving corporation (the "Merger"). The Merger was unanimously approved by the Boards of Directors of both companies and was approved by shareholders of each company in special shareholder meetings on October 14, 1997. The merger transaction is expected to close shortly after all of the conditions to consummation of the Merger, including receipt of all regulatory approvals, are met or waived. Such conditions are expected to be met before the end of 1998, but could be met as early as the second quarter of 1998.

    To date, the Merger has been approved substantially as filed by the Public Service Commission of Kentucky on September 12, 1997 and by the Virginia State Corporation Commission on January 20, 1998. The Merger remains subject to approval by the Federal Energy Regulatory Commission ("FERC"), the Securities and Exchange Commission ("SEC") and expiration of applicable waiting periods following requisite notifications to the Federal Trade Commission and the Department of Justice ("FTC-DOJ Filings"). Filings for approval were made with the FERC on October 9, 1997 and with the SEC on January 13, 1998. The FTC-DOJ Filings were made on February 25, 1998.

    Pursuant to the Merger Agreement, at the effective time of the Merger, the new LG&E Energy Board of Directors will consist of 15 members, eight members of which will be designated by LG&E Energy and seven members of which will be designated by KU Energy. As a result, at the effective time of the Merger, it is expected that the size of the Board of Directors will be increased to 15 members and that three current members will resign from membership. See "Election of Directors" on page 3 of this proxy statement.

    Following the Merger, the Board of Directors will have the following four committees: (a) an Audit Committee, (b) a Compensation Committee, (c) a Nominating and Governance Committee and (d) a Long Range Planning Committee. The Merger Agreement provides for the size of each listed committee, and for the respective designations to such committees by LG&E Energy and KU Energy. Further, the Merger Agreement provides that, upon consummation of the Merger, the Board of Directors of Louisville Gas and Electric Company ("LG&E"), the principal subsidiary of LG&E Energy, will consist of those persons serving as directors of LG&E immediately prior to the Merger, plus those persons designated by KU Energy to serve on the LG&E Energy Board of Directors. Similarly, following the Merger, the Board of Directors of Kentucky Utilities Company ("KU") will consist of those persons serving as directors of KU immediately prior to the Merger plus those persons designated by LG&E Energy to serve on the LG&E Energy Board of Directors.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The number of members of the Board of Directors of LG&E Energy has been fixed at twelve, pursuant to the Company's bylaws and resolutions adopted by the Board of Directors. However, the Board of Directors of LG&E Energy presently consists of eleven members. The directors are classified into three classes, as nearly equal in number as possible, with respect to the time for which they are to hold office. One class of directors is elected at each year's Annual Meeting to serve for three-year terms and to continue in office until their successors are elected and qualified.

    In October 1997, the Board of Directors unanimously appointed Jeffery T. Grade to complete the unexpired term of Ronald L. Bittner, who died unexpectedly in August 1997. Mr. Bittner had been appointed to the Board of Directors in October 1996 and was subsequently elected at the 1997 Annual Meeting to a three-year term.

    Both Mr. Grade's and Mr. Bittner's appointments were the result of searches conducted by the Nominating and Development Committee of the Board of Directors for qualified candidates to fill the two open positions on the Board of Directors created when the directors voted unanimously in mid-1996 to increase the size of the Board of Directors from ten to twelve members, in accordance with the Company's bylaws. Despite the remaining vacancy on the Board of Directors, shareholders may not vote for a number of nominees greater than the number of nominees named in this Proxy Statement. Procedures for reviewing and nominating candidates to the LG&E Energy Board of Directors are discussed in more detail in "Information Concerning the Board of Directors-Nominating and Development Committee".

    At this Annual Meeting, the following three persons are proposed for election to the Board of Directors for three-year terms expiring at the 2001 Annual Meeting: Owsley Brown II, Gene P. Gardner and J. David Grissom. Also at this Annual Meeting, Jeffery T. Grade is proposed for election to the Board of Directors to complete the remainder of a term expiring at the 2000 Annual Meeting. All of the nominees are presently directors of LG&E Energy and LG&E.

    The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented on the proxy cards returned to LG&E Energy will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

    Directors are elected by a plurality of the votes cast by the holders of LG&E Energy Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority, broker nonvote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual's receiving a larger number of votes.

    As discussed above, at the effective time of the Merger, which could be shortly after the Annual Meeting, the Board of Directors of LG&E Energy will consist of fifteen directors, eight designated by LG&E Energy and seven designated by KU Energy. It is expected that, at the effective time of the Merger, the size of the Board of Directors will be increased to fifteen members and that three current members of the Board of Directors will resign from membership. Messrs. Dabney, Gardner, and Dr. Swain have submitted resignations which are contingent upon the successful completion of the Merger. Further, in this regard, KU Energy has designated the following individuals, all of whom are currently directors of KU Energy and KU, and they have been appointed to the Board by the LG&E Energy Board also contingent upon the successful completion of the Merger to fill the vacancies created by the resignations and the increase in the size of the Board.

       MICHAEL R. WHITLEY (AGE 55)
       Chairman, President and Chief Executive Officer of KU Energy and KU;

       MIRA S. BALL (AGE 63)
       Secretary-Treasurer and Chief Financial Officer of Ball Homes, Inc., a single-family residential developer and property management company;

       CAROL M. GATTON (AGE 65)
       Chairman of Area Bancshares, Inc., an Owensboro, Kentucky bank holding company;

       FRANK V. RAMSEY, JR. (AGE 66)
       President and Director of Dixon Bank, Dixon, Kentucky;

       WILLIAM L. ROUSE, JR. (AGE 65)
       Formerly Chairman of the Board and Chief Executive Officer of First Security Corporation of Kentucky, a multi-bank holding company, and currently a director of Ashland, Incorporated;

       CHARLES L. SHEARER, PH.D. (AGE 55)
       President of Transylvania University, Lexington, Kentucky; and

       LEE T. TODD, JR., PH.D. (AGE 51)
       President and Chief Executive Officer of DataBeam Corporation, a Kentucky-based, high-technology firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.

                    INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following contains certain information as of February 17, 1998, concerning the nominees for director, as well as the directors whose terms of office continue after the 1998 Annual Meeting.

NOMINEES FOR DIRECTORS WITH TERMS EXPIRING AT 2001 ANNUAL MEETING OF
SHAREHOLDERS

                       OWSLEY BROWN II (AGE 55)
                       Mr. Brown has been the Chairman and Chief Executive Officer of Brown-
                       Forman Corporation, a consumer products company, since July 1995, and
   [PHOTO2]            was President of Brown-Forman Corporation from 1987 to 1995. Mr. Brown was first named Chief Executive Officer of Brown-Forman Corporation in
                       July 1994. Mr. Brown is a graduate of Yale University, and received his master's degree in business administration from Stanford University. He has been a director of LG&E Energy since August 1990 and of LG&E since
                       May 1989. Mr. Brown is also a member of the Board of Directors of
                       Brown-Forman Corporation, Hilliard Lyons Trust Company and NACCO
                       Industries, Inc.

                       GENE P. GARDNER (AGE 68)
                       Mr. Gardner has been Chairman of Beaver Dam Coal Company, which is engaged in the ownership and development of coal properties, since
   [PHOTO3]            April 1983. Mr. Gardner is a graduate of the University of Louisville and of the Advanced Management Program of the University of Virginia,
                       Colgate-Darden Graduate School of Business. Mr. Gardner has been a director of LG&E Energy since August 1990 and of LG&E since July 1979.
                       He is also a member of the Board of Directors of Commonwealth Bank and
                       Trust Company, Commonwealth Financial Corporation and Thomas
                       Industries, Inc.

                       J. DAVID GRISSOM (AGE 59)
                       Mr. Grissom has been Chairman of Mayfair Capital, Inc., a private investment firm, since April 1989. He served as Chairman and Chief
   [PHOTO4]            Executive Officer of Citizens Fidelity Corporation from April 1977 until March 31, 1989. Upon the acquisition of Citizens Fidelity
                       Corporation by PNC Financial Corp. in February 1987, Mr. Grissom served as Vice Chairman and as a Director of PNC Financial Corp. until March
                       1989. Mr. Grissom is a graduate of Centre College and the University of
                       Louisville School of Law. Mr. Grissom has been a director of LG&E
                       Energy since August 1990 and of LG&E since January 1982. He is also a member of the Board of Directors of Providian Financial Corporation,
                       Churchill Downs, Inc., and Regal Cinemas, Inc.

NOMINEE FOR DIRECTOR WITH TERM EXPIRING AT 2000 ANNUAL MEETING OF SHAREHOLDERS

                       JEFFERY T. GRADE (AGE 54)

                       Mr. Grade has been Chairman and Chief Executive Officer of
   [PHOTO1]            Harnischfeger Industries, Inc., which is engaged in the manufacture and distribution of equipment for the mining, papermaking and material handling industries, since January 1993. He served as President and
                       Chief Executive Officer from 1992 to 1993 and President and Chief
                       Operating Officer from 1986 to 1992. Mr. Grade is a graduate of the
                       Illinois Institute of Technology and received a master's degree in business administration from DePaul University. Mr. Grade has been a director of LG&E Energy and LG&E since October 1997. He is also a member of the Board of Directors of Case Corporation and Coeur D'Aline
                       Mines Corporation.

DIRECTORS WHOSE TERMS EXPIRE AT 1999 ANNUAL MEETING OF SHAREHOLDERS

                       ROGER W. HALE (AGE 54)
                       Mr. Hale has been a Director and Chairman of the Board, President and
                       Chief Executive Officer of LG&E Energy since August 1990. Mr. Hale has
   [PHOTO5]            also been Chief Executive Officer and a Director of LG&E since June
                       1989, Chairman of the Board of LG&E since February 1, 1990, and served as President of LG&E from June 1989 until January 1, 1992. Prior to his coming to LG&E, Mr. Hale served as Executive Vice President of Bell
                       South Enterprises, Inc. Mr. Hale is a graduate of the University of
                       Maryland, and received a master's degree in management from the
                       Massachusetts Institute of Technology, Sloan School of Management. Mr.
                       Hale is also a member of the Board of Directors of PNC Bank, Kentucky,
                       Inc., and H&R Block, Inc.

                       DAVID B. LEWIS (AGE 53)
                       Mr. Lewis is a founding partner of the law firm of Lewis & Munday, a
                       Professional Corporation, in Detroit, Michigan. Since 1972, Mr. Lewis
   [PHOTO6]            has served as Chairman of the Board and a Director of the firm. Mr.
                       Lewis is a graduate of Oakland University and received his law degree from the University of Michigan Law School. He also received a master's degree in business administration from the University of Chicago
                       Graduate School of Business. Mr. Lewis has been a director of LG&E
                       Energy and LG&E since November 1992. Mr. Lewis is also a member of the
                       Board of Directors of Consolidated Rail Corporation, TRW, Inc., and
                       M.A. Hanna Company, and serves or has served as a board member for numerous educational, cultural and civic organizations in the Detroit and Washington, D.C. areas.

                       ANNE H. MCNAMARA (AGE 50)
                       Mrs. McNamara has been Senior Vice President and General Counsel of AMR
                       Corporation and its subsidiary, American Airlines, Inc., since June
   [PHOTO7]            1988. Mrs. McNamara is a graduate of Vassar College, and received her law degree from Cornell University. She has been a director of LG&E
                       Energy and LG&E since November 1991. Mrs. McNamara is also a member of the Board of Directors of The SABRE Group Holdings, Inc.

                       DONALD C. SWAIN (AGE 66)
                       Dr. Swain served as President of the University of Louisville from
                       April 1981 to June 1995, and has served as President Emeritus since
   [PHOTO8]            July 1995. Dr. Swain is a graduate of the University of Dubuque. He received his master's and doctoral degrees in history from the
                       University of California at Berkeley. He has been a director of LG&E
                       Energy since August 1990 and of LG&E since May 1985.

DIRECTORS WHOSE TERMS EXPIRE AT 2000 ANNUAL MEETING OF SHAREHOLDERS

                       WILLIAM C. BALLARD, JR. (AGE 57)
                       Mr. Ballard has been of counsel to the law firm of Greenebaum Doll &
                       McDonald PLLC since May 1992. He served as Executive Vice President and
   [PHOTO9]            Chief Financial Officer from 1978 until May 1992, of Humana, Inc., a healthcare services company. Mr. Ballard is a graduate of the
                       University of Notre Dame, and received his law degree, with honors, from the University of Louisville School of Law. He also received a
                       Master of Law degree in taxation from Georgetown University. Mr.
                       Ballard has been a director of LG&E Energy since August 1990 and of
                       LG&E since May 1989. Mr. Ballard is also a member of the Board of
                       Directors of United Healthcare Corp., Health Care REIT, Inc.,
                       Healthcare Recoveries, Inc., MidAmerica Bancorp, American Safety Razor,
                       Inc. and Atria Communities, Inc.

                       S. GORDON DABNEY (AGE 69)
                       Mr. Dabney was President of Standard Foods, Inc., which is engaged in the food processing business, from 1955 until he retired in 1995. Mr.
   [PHOTO10]           Dabney is currently a business consultant. He attended the University of Florida. He has been a director of LG&E Energy since August 1990 and of LG&E since January 1987.

                       T. BALLARD MORTON, JR. (AGE 64)
                       Mr. Morton has been Executive in Residence at the College of Business and Public Administration of the University of Louisville since 1983.
   [PHOTO11]           Mr. Morton is a graduate of Yale University. Mr. Morton has been a director of LG&E Energy since August 1990 and of LG&E since May 1967.
                       Mr. Morton is also a member of the Board of Directors of the Kroger
                       Company.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Each member of the Board of Directors of LG&E Energy is also a director of LG&E. The committees of the Board of Directors of LG&E Energy include an Audit Committee, a Compensation Committee and a Nominating and Development Committee. The directors who are members of the various committees of LG&E Energy serve in the same capacity for purposes of the LG&E Board of Directors. See "Pending KU Energy Merger" on page 1 of this proxy statement for more information regarding the Board of Directors following such Merger.

    During 1997, there were a total of twelve meetings of the LG&E Energy Board. All directors attended 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they served with the exception of David B. Lewis.

COMPENSATION OF DIRECTORS

    Directors who are also officers of LG&E Energy or its subsidiaries receive no compensation in their capacities as directors. During 1997, directors received a retainer of approximately $1,750 per month, or $21,000 annually ($22,100 annually for committee chairmen), a fee for Board meetings of $1,100 per meeting and a fee for each committee meeting of $1,000. Non-employee directors residing out of the Louisville area received reimbursement for expenses incurred in traveling to meetings, and received an additional $1,000 compensation for each Board meeting they attended. The foregoing amounts represent the aggregate fees paid to directors in their capacities as directors of LG&E Energy and LG&E during 1997.

    Non-employee directors of LG&E Energy and its subsidiaries may elect to defer all or a part of their fees (including retainers, fees for attendance at regular and special meetings, committee meetings and travel compensation) pursuant to the LG&E Energy Corp. Deferred Stock Compensation Plan (the "Deferred Stock Plan"). Each deferred amount is credited by LG&E Energy to a bookkeeping account and then is converted into a stock equivalent on the date the amount is credited. The number of stock equivalents credited to the director is based upon the average of the high and the low sale price of LG&E Energy Common Stock on the New York Stock Exchange for the five trading days prior to the conversion. Additional stock equivalents will be added to stock accounts at the time that dividends are declared on LG&E Energy Common Stock, in an amount equal to the amount of LG&E Energy Common Stock that could be purchased with dividends that would be paid on the stock equivalents if converted to LG&E Energy Common Stock. In the event that LG&E Energy is a party to any consolidation, recapitalization, merger, share exchange or other business combination in which all or a part of the outstanding LG&E Energy Common Stock is changed into or exchanged for stock or other securities of the other entity or LG&E Energy, or for cash or other property, the stock account of a participating director shall be converted to such new securities or consideration equal to the amount each share of LG&E Energy Common Stock receives, multiplied by the number of share equivalents in the stock account.

    A director will be eligible to receive a distribution from his or her account only upon termination of service by death, retirement or otherwise. Following departure from the Board, the distribution will occur, at the director's election, either in one lump sum or in no more than five annual installments. The distribution will be made, at the director's election, either in LG&E Energy Common Stock or in cash equal to the then-market price of the LG&E Energy Common Stock allocated to the director's stock account. At February 17, 1998, seven directors were participating in the Deferred Stock Plan.

    Non-employee directors also receive stock options pursuant to the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Directors' Option Plan"), which was approved by the shareholders at the 1994 Annual Meeting. Under the terms of the Directors' Option Plan, upon initial election or appointment to the Board, each new director, who has not been an employee or officer of the Company within the preceding three years, receives an option grant for 4,000 shares of LG&E Energy Common Stock. Following the initial grant, eligible directors receive an annual option grant of

4,000 shares on the first Wednesday of each February. Option grants for 1994-1996 were for 2,000 shares, all of which were adjusted in April 1996 to reflect a two-for-one stock split. The option exercise price per share for each share of LG&E Energy Common Stock is the fair market value on the grant date. Options granted are not exercisable during the first twelve months from the date of grant and will terminate 10 years from the date of grant. In the event of a tender offer or an exchange offer for shares of LG&E Energy Common Stock, all then exercisable, but unexercised options granted under the Directors' Option Plan will continue to be exercisable for thirty days following the first purchase of shares pursuant to such tender or exchange offer.

    The Directors' Option Plan authorizes the issuance of up to 500,000 shares of LG&E Energy Common Stock, of which 188,000 shares are subject to existing options at a weighted average per share price of $21.63. Information on the number of exercisable options held by each non-employee director is shown in footnote 3 under "Ownership of LG&E Energy Common Stock" on page 10 of this proxy statement. The number of shares subject to the Directors' Option Plan and subject to awards outstanding under the plan will adjust with any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or any similar corporate change.

AUDIT COMMITTEE

    The Audit Committee of the Board is composed of Messrs. Ballard, Dabney, Brown, Gardner, Grade, Grissom and Lewis, and Dr. Swain. During 1997, the Audit Committee maintained direct contact with the independent auditors and LG&E Energy's Internal Auditor to review the following matters: the adequacy of LG&E Energy's and its subsidiaries' accounting and financial reporting procedures; the adequacy and effectiveness of LG&E Energy's and its subsidiaries' system of internal accounting controls; the scope and results of the annual audit and any other matters relative to the audit of LG&E Energy's and its subsidiaries' accounts and its financial affairs that the Committee, the Internal Auditor, or the independent auditors deemed necessary. The Audit Committee met three times during 1997.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of non-employee directors, approves the compensation of the Chief Executive Officer and the executive officers of LG&E Energy and its subsidiaries. The Committee makes recommendations to the full Board regarding benefits provided to executive officers and the establishment of various employee benefit plans. The members of the Compensation Committee are Messrs. Dabney, Gardner, Grade, Grissom and Morton and Mrs. McNamara. The Compensation Committee met two times during 1997.

NOMINATING AND DEVELOPMENT COMMITTEE

    The Nominating and Development Committee is composed of the Chairman of the Board and certain other directors. The Committee reviews and recommends to the Board of Directors nominees to serve on the Board and their compensation. The Committee considers nominees suggested by other members of the Board, by members of management and by shareholders. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at an annual meeting, shareholder recommendations must be submitted in writing to the Secretary of LG&E Energy not later than 120 days prior to the Annual Meeting. In addition, the Articles of Incorporation and bylaws of LG&E Energy contain procedures governing shareholder nominations for election of directors at a shareholders' meeting. The Chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures. The Nominating and Development Committee also provides advice and counsel as necessary to executive management concerning business development activities of LG&E Energy. The members of the Nominating and Development Committee are Messrs. Ballard, Brown, Lewis, Hale (ex officio), Morton and Dr. Swain and Mrs. McNamara. The Nominating and Development Committee met three times during 1997.

                     OWNERSHIP OF LG&E ENERGY COMMON STOCK

    LG&E Energy does not know of any shareholder who, as of February 17, 1998, beneficially owned more than five percent of LG&E Energy's outstanding Common Stock.

    The table below shows information as of February 17, 1998, concerning beneficial ownership by each director, each nominee for director, each executive officer named in the Summary Compensation Table beginning on page 18 of this proxy statement (the "Summary Compensation Table"), and all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with a member of his or her family) with respect to the shares set forth on the following table.

                                                                       SHARES
                                                                    BENEFICIALLY
                                                                       OWNED
NAME OF BENEFICIAL OWNER                                             (1)(2)(3)
------------------------------------------------------------------  ------------
William C. Ballard, Jr.                                                  35,104
Walter Z. Berger                                                         70,780
Owsley Brown II                                                          20,417
S. Gordon Dabney                                                         32,646
Gene P. Gardner                                                          36,908
Jeffery T. Grade                                                            119
J. David Grissom                                                         22,335
Roger W. Hale                                                           188,086
David B. Lewis                                                           17,400
John R. McCall                                                           39,234
Anne H. McNamara                                                         21,655
T. Ballard Morton, Jr.                                                   33,057
Victor A. Staffieri                                                      97,021
Donald C. Swain                                                          18,695
Stephen R. Wood                                                          62,624
All Directors and Executive Officers as a group
 (20 persons) (4)                                                       820,800

------------------------
(1) Includes the following share equivalents of LG&E Energy Common Stock credited to the participating directors' accounts under the Deferred Stock Plan as of February 17, 1998: Mr. Brown, 2,416.753; Mr. Dabney, 11,045.931;
    Mr. Gardner, 11,208.381; Mr. Grade, 119.019; Mrs. McNamara, 5,055.336; Mr.
    Morton, 11,057.969; and Dr. Swain, 2,094.752. Participants are eligible to receive distributions from their accounts upon departure from the Board of Directors.

(2) Includes shares subject to stock options granted under LG&E Energy's Long-Term Incentive Plan, exercisable within 60 days following February 17, 1998, as follows: Mr. Hale, 136,042 shares; Mr. Berger 70,780 shares; Mr. McCall, 37,651 shares; Mr. Staffieri, 90,536 shares and Mr. Wood, 53,407 shares.

(3) Includes 16,000 shares subject to stock options granted under the Directors' Option Plan, exercisable within 60 days following February 17, 1998, for each of Messrs. Ballard, Brown, Dabney, Gardner, Grissom, Lewis and Morton, and Mrs. McNamara and Dr. Swain.

(4) For each director and nominee, the number of shares of LG&E Energy Common Stock beneficially owned as of February 17, 1998, is less than two-tenths of one percent of the total LG&E Energy Common Stock outstanding on that date, and the total number of shares beneficially owned by all directors and executive officers as a group is less than one and three-tenths percent of the then-outstanding LG&E Energy Common Stock. In the case of executive officers, the share total shown includes 493,372 stock options granted under LG&E Energy's Omnibus Long-Term Incentive Plan, exercisable within 60 days of February 17, 1998.

PROPOSAL NO. 2

                   APPROVAL OF INDEPENDENT AUDITORS FOR 1998

    Based upon the recommendation of the Audit Committee, the Board of Directors, subject to ratification by shareholders, has selected Arthur Andersen LLP as independent auditors to audit the accounts of LG&E Energy and LG&E for the fiscal year ending December 31, 1998. Arthur Andersen has audited the accounts of LG&E Energy since its organization in 1990, and has audited the accounts of LG&E for many years. The shareholders previously approved the employment of the firm at the Annual Meeting on May 8, 1997.

    Representatives of Arthur Andersen LLP will be present at the Annual Meeting. Such representatives will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The affirmative vote of a majority of shares of LG&E Energy Common Stock represented at the Annual Meeting is required for the approval of the independent auditor. Abstentions from voting on any such matter are treated as votes against, while broker nonvotes are treated as shares not voted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised wholly of non-employee directors and makes all decisions regarding the compensation of LG&E Energy's executive officers, including the setting of base pay and the administration of the Company's Omnibus Long-Term Incentive Plan (the "Long-Term Plan") and Short-Term Incentive Plan (the "Short-Term Plan"), each as defined herein.

    The Company's executive compensation program and the target awards and opportunities for executives are designed to be competitive with the compensation and pay programs of comparable companies, including utilities, utility holding companies and companies in general industry nationwide. The executive compensation program has been developed and implemented over time through consultation with, and upon the recommendations of, nationally-recognized executive compensation consultants. The Compensation Committee and the Board of Directors have continued access to such consultants as desired, and are provided with independent compensation data for their review.

    Set forth below is a report submitted by the members of the Compensation Committee addressing LG&E Energy's compensation policies during 1997 for officers of LG&E Energy, including the executive officers named in the following tables.

COMPENSATION PHILOSOPHY

    There are three major components of LG&E Energy's executive compensation program: (1) base salary; (2) short-term or annual incentives; and (3) long-term incentives. LG&E Energy developed its executive compensation program to focus on both short-term and long-term business objectives that are designed to enhance overall shareholder value. The short-term and long-term incentives are premised on the belief that the interests of executives should be closely aligned with those of LG&E Energy's shareholders. Based on this philosophy, these two portions of each executive's total compensation package are placed at risk and are linked to the accomplishment of specific results that are designed to benefit LG&E Energy's shareholders in both the short-term and long-term. Under this pay-for-performance approach, a highly competitive level of compensation can be earned in years of strong performance; conversely, in years of below-average performance, compensation may decline below competitive benchmarks.

    The executive compensation program also recognizes that LG&E Energy's compensation practices must be competitive not only with utilities and utility holding companies, but also companies in general industry to ensure that a stable and successful management team can be recruited and retained. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that would be included in the utility industry index against which shareholder returns may be compared. For this reason, the various compensation peer groups, as established below, are not the same as the utility industry index in the Comparison of Five-Year Total Return graph included on page 17 of this proxy statement.

    Pursuant to this competitive market positioning philosophy, in establishing compensation levels for all executive positions for 1997, the Compensation Committee reviewed competitive compensation information for general industry companies with revenue between $1.5 - $3.5 billion (the "Survey Group") and established targeted total direct compensation (base salary plus short-term incentives and long-term incentives) for each executive for 1997 to approach the 50th percentile of the competitive range from the Survey Group. Salaries, short-term incentives and long-term incentives for 1997 are described below.

    The 1997 compensation information set forth in other sections of this proxy statement, particularly with respect to the tabular information presented, reflects the considerations set forth in this report. The Base Salary, Short-Term Incentives, and Long-Term Incentives sections that follow address the compensation philosophy for 1997 for all executive officers except for Mr. Roger W. Hale. Mr. Hale's compensation is determined in accordance with the terms of his Employment Agreement (See "Chief Executive Officer Compensation" on page 14 of this proxy statement for a description of his 1997 compensation).

BASE SALARY

    The base salaries for LG&E Energy executive officers for 1997 were designed to be competitive with the Survey Group at approximately the 50th percentile of the base salary range for executives in similar positions with companies in the Survey Group. Actual base salaries were determined based on individual performance and experience.

SHORT-TERM INCENTIVES

    The short-term incentives for 1997 provided direct financial compensation to executives and rewarded them for meeting performance goals that were established at the beginning of the 1997 performance year. The Short-Term Plan provides for Company Performance Awards and Individual Performance Awards, each of which is expressed as a percentage of base salary and each of which is determined independent of the other. In 1997, payment of Company Performance Awards for executive officers was based 100% on Net Income Available for Common Stock ("NIAC"). Payment of Individual Performance Awards was based 100% on Management Effectiveness, which included a Customer Satisfaction element. The awards varied within the executive officer group based upon the nature of each individual's functional responsibilities, with more senior officers having a greater percentage of their short-term incentives based on Company Performance Awards. This component of the 1997 executive compensation program focused executives on the tasks most immediately at hand and were based upon priorities tailored to the 1997 performance year.

    In 1997, the Company Performance Award targets for executive officers ranged from 18% to 30% of base salary, and the Individual Performance Award targets for executive officers ranged from 12% to 20% of base salary. Both awards were established to be competitive with the 50th percentile of the level of such awards granted to comparable executives employed by companies in the Survey Group. The individual officers were eligible to receive from 0% to 150% of their targeted amounts, dependent upon Company and individual performance during 1997 as measured by NIAC with regard to Company Performance Awards, and were eligible to receive from 0% to 175% of their targeted amounts dependent upon individual performance as measured by Management Effectiveness with regard to Individual Performance Awards. Based upon such performances, payouts of Company Performance Awards for 1997 to the executive officers named in the following tables ranged from 0% to 21%, and to the other executive officers ranged from 0% to 24%, of base salary, respectively. Payouts for the Individual Performance Awards to the named executive officers ranged from 26% to 35%, and to the other executive officers ranged from 15% to 24%, of base salary, respectively. In addition, the Compensation Committee awarded special payments to certain officers, including each of the named executive officers, to adjust for increased expenses in 1997 associated with mark-to-market accounting, the write-off of certain regulatory assets and uncapitalized transaction costs associated with the leasing transaction with Big Rivers Electric Corporation. These payments ranged from 6% to 19% of the named executive officers' respective base salaries.

LONG-TERM INCENTIVES

    The Long-Term Plan is administered by a committee of not less than three non-employee directors of LG&E Energy who are appointed by the Board of Directors. At this time, the Compensation Committee administers the Long-Term Plan. The Long-Term Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, performance units and performance shares. To date, the Compensation Committee has chosen to award stock options, stock appreciation rights and performance units to executive officers.

    The Compensation Committee determined the competitive long-term grants to be awarded for each executive based on the long-term awards for the 50th percentile of the Survey Group. The aggregate expected value of the stock options and performance units (delivered 50% in the form of performance units and 50% in the form of nonqualified stock options in 1997) was intended to approach the expected value of long-term incentives payable to executives in similar positions with companies in the 50th percentile of the Survey Group, depending upon achievement of targeted Company performance.

    Stock options were granted to executive officers during the first quarter of 1997 at an exercise price equal to the fair market value at the date of the grant and were subject to a one-year vesting requirement. Since options were granted with an exercise price equal to the market value of the Common Stock at the time of grant, they provide no value unless the Company's stock price increases after the grants are awarded. Once the options vest, they are exercisable over a nine-year term. These awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of LG&E Energy. The number of shares subject to options was determined by taking the expected value to be provided in options, as determined above, and dividing that amount by the estimated current value of an option using a variation of the Black-Scholes Option Pricing methodology provided by the outside compensation consultant. Prior awards were not considered when making new grants.

    The number of performance units granted was determined by taking the amount of the executive's long-term award to be delivered in performance units (adjusted on a present value basis), as determined above, and dividing that amount by the fair market value of LG&E Energy Common Stock on the date of the grant. The value of the performance units is substantially dependent upon the changing value of LG&E Energy's Common Stock in the marketplace. Each executive officer is entitled to receive from 0% to 150% of the performance units contingently awarded to the executive based on the Company's total shareholder return over a three-year period (defined as share price increase plus dividends paid, divided by share price at beginning of the period) measured against the total shareholder return for such period ("TSR") by a peer group selected by the Committee. The peer group for measuring the Company's TSR performance (the "Long-Term Plan Peer Group") consists of approximately 90 utility holding companies and gas and electric utilities.(1) Performance units granted prior to 1996 included return on invested capital ("ROIC") over a three-year period measured against a pre-established, internally set goal as a performance measure in addition to TSR.

    Payouts of long-term incentive awards in February 1998 were based on Company performance during the 1995-1997 period. During such period, LG&E Energy's performance was at the 36th percentile of its comparison group with respect to TSR, and at 64% of targeted ROIC performance (as adjusted for certain items deemed appropriate by the Compensation Committee), resulting in payouts of 57% of the contingent awards. The performance units are payable 50% in LG&E Energy Common Stock and 50% in cash.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer of LG&E Energy, Mr. Roger W. Hale, is governed by the terms of an employment agreement. Mr. Hale originally entered into an employment agreement with LG&E in April 1989. That agreement was developed to induce him to move to LG&E from another company, and was updated by Board actions in 1990, 1993 and 1997 to recognize his fundamental role in establishing LG&E Energy as a national and international diversified energy services company. The term of Mr. Hale's 1997 employment agreement (the "1997 Agreement") expires by its terms on December 31, 2001. (In connection with the prospective Merger, a supplemental agreement

------------------------
(1)While similar, the utilities and holding companies that are in the Long-Term Plan Peer Group are not necessarily the same as those in the Standard & Poor's Utility Index used in the Company Performance Graph on page 17 of the proxy statement or the Survey Group. Nevertheless, in the judgment of the Compensation Committee, the companies in the Long-Term Plan Peer Group continue to represent the appropriate peer group for performance unit compensation purposes.

for employment has also been entered into by Mr. Hale and the Company. See "Employment Contracts and Termination of Employment Arrangements and Change in Control Provisions" on page 22 of this proxy statement.)

    The 1997 Agreement dictates the level of Mr. Hale's minimum 1997 compensation, but the Compensation Committee retains discretion to increase such compensation. For 1997, the Compensation Committee compared Mr. Hale's compensation to that of chief executive officers of companies contained in the Survey Group as well as electric and gas utilities and utility holding companies with comparable revenues, market capitalization and asset size. In setting long-term awards, the Company also considered survey data from various compensation consulting firms. Mr. Hale also receives LG&E Energy contributions to thrift and savings plans, similar to those of other officers and employees. Details of Mr. Hale's 1997 compensation are set forth below.

    BASE SALARY. Mr. Hale was paid a base salary of $580,000 during 1997. The 1997 Agreement provides that his salary shall not be less than $580,000 and is to be reviewed as of each January 1 by the Compensation Committee. The Compensation Committee, in determining the annual salary increase for 1997, focused on Mr. Hale's individual performance (including his management effectiveness, as described below), the growth of LG&E Energy and the compensation provided to other LG&E Energy and LG&E officers. The 1997 increase was 13.7%.

    SHORT-TERM INCENTIVES. Mr. Hale's target short-term incentive award was 60% of his 1997 base salary. Like all other executive officers receiving short-term incentive awards, Mr. Hale was eligible to receive more or less than the targeted amount, based on Company performance and individual performance. His 1997 short-term incentive payouts were based 70% on Company Performance Goals and 30% on Individual Performance Goals.

    In 1997, no Company Performance Award payout was made to Mr. Hale. Mr. Hale's Individual Performance Award payout was 32% of his 1997 base salary. The Compensation Committee considered Mr. Hale's effectiveness in several areas in determining the final Individual Performance Award. These included the financial performance of LG&E Energy, LG&E and other LG&E Energy subsidiaries, Company growth, customer satisfaction ratings and other measures, such as the Company's announcement and progress, respectively, during 1997, on the significant strategic initiatives of the Merger and the leasing transaction with Big Rivers. Additionally, the Compensation Committee awarded Mr. Hale a payment of 22% of his base salary as a reward for his leadership role and contributions to the Company's strategic performance during 1997 (adjusted for those factors previously described in connection with the additional short-term incentives paid to the Company's executive officers. See "Short-Term Incentives" on page 13 of this proxy statement).

    LONG-TERM INCENTIVE GRANT. In 1997, Mr. Hale received 67,728 options, and 23,145 performance units for the 1997-1999 performance period. These amounts were determined in accordance with the terms of his 1997 Agreement and provide expected value representing approximately 110% of his base salary. The terms of the options and performance units (including the manner in which performance units are earned) for Mr. Hale are the same as for other executive officers, as described under the heading "Long-Term Incentives."

    LONG-TERM INCENTIVE PAYOUT. In the 1995-1997 period, LG&E Energy's performance was at the 36th percentile of its comparison group in TSR, and at 64% of targeted ROIC performance (as adjusted for certain items deemed appropriate by the Compensation Committee). That resulted in a payout equal to 57% of the approved target. In addition, the market value per share of LG&E Energy Common Stock increased from $19.30 at grant to $24.81 during the performance period. This further increased the value of the payout of the performance units originally awarded to Mr. Hale in 1995.

    In connection with the Merger and in recognition of Mr. Hale's continued importance to the future performance of LG&E Energy, the Compensation Committee in mid-1997 negotiated with Mr. Hale to retain his services following consummation of the Merger. Consequently, Mr. Hale has entered into a conditional employment agreement with LG&E Energy, effective upon consummation of such Merger. The term of this new agreement (the "Prospective Agreement") will extend through the fifth anniversary of the closing of the KU Energy Merger. The Prospective Agreement had no effect on Mr. Hale's 1997 compensation as discussed in this report. See "Employment Contracts and Termination of Employment Arrangements and Change in Control Provisions" on page 22 of this proxy statement.

TAX MATTERS

    Section 162(m) of the Code was enacted in 1993 and generally prohibits the Company from deducting executive compensation in excess of $1,000,000. Qualifying "performance based compensation" is not subject to this deduction limitation if certain requirements are satisfied. It is the Compensation Committee's general intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To ensure that certain compensation payable under the Long-Term Plan and Short-Term Plan remain deductible, the Compensation Committee and the Board of Directors recommended, and the shareholders approved, modification of the Long-Term Plan and adopted a new Short-Term Plan in 1996. Although not all of the compensation paid to executive officers under these two plans constitutes "performance based compensation," all compensation paid to executive officers in 1997 was deductible.

CONCLUSION

    The Compensation Committee believes that the Company's executive compensation system served the interests of the Company and its shareholders effectively during 1997. The Compensation Committee takes very seriously its responsibilities with respect to the Company's executive compensation system, and it will continue to monitor and revise the compensation policies as necessary to ensure that the Company's compensation system continues to meet the needs of the Company and its shareholders.

MEMBERS OF THE COMPENSATION COMMITTEE
J. David Grissom, Chairman
S. Gordon Dabney
Gene P. Gardner
Jeffery T. Grade
Anne H. McNamara
T. Ballard Morton, Jr.

                              COMPANY PERFORMANCE

    The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) to shareholders of LG&E Energy Common Stock from December 31, 1992, through December 31, 1997, with the Standard & Poor's 500 Composite Index and the Standard & Poor's Utility Index. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of LG&E Energy Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       COMPARISON OF FIVE YEAR CUMULATIVE
TOTAL SHAREHOLDER RETURN (1)
                                                        LG&E Energy    S&P Utilities     S&P 500
12/31/92                                                       $100             $100        $100
1993                                                           $122             $114        $110
1994                                                           $117             $105        $112
1995                                                           $142             $150        $153
1996                                                           $173             $154        $189
1997                                                           $184             $192        $252

------------------------
(1) Total Shareholder Return assumes $100 invested on December 31, 1992, with quarterly reinvestment of dividends.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows the cash compensation paid or to be paid by LG&E Energy or any of its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the next four highest compensated executive officers of LG&E Energy who were serving as such at December 31, 1997, in all capacities in which they served during 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                        ---------------------------
                                                           ANNUAL COMPENSATION
                                                    ---------------------------------      AWARDS
                                                                              OTHER     -------------     PAYOUTS
                                                                             ANNUAL      SECURITIES     -----------     ALL OTHER
                                                                             COMPEN-     UNDERLYING        LTIP          COMPEN-
                  NAME AND                            SALARY       BONUS     SATION     OPTIONS/ SARS     PAYOUTS         SATION
             PRINCIPAL POSITION               YEAR     ($)          ($)        ($)         (#)(3)           ($)            ($)
--------------------------------------------  ----  ----------    --------  ---------   -------------   -----------   --------------
Roger W. Hale                                 1997  $  580,000    $311,808  $18,212         67,728      $   313,037   $    26,675(1)
  Chairman of the Board,                      1996     510,000     416,068   11,010         55,000          641,092        26,909
  President and CEO                           1995     436,500     303,859   14,716         13,292          559,686        13,901
Victor A. Staffieri                           1997     270,000     159,064    8,063         27,946           57,416        10,635(1)
  Chief Financial Officer and                 1996     245,000     175,310    7,431         26,022          124,950         9,336
  Chief Financial Officer -- Louisville       1995     230,764     134,695    6,215          6,394           49,137         7,149
  Gas and Electric Company
  (Former position: President --
   Distribution
  Services Division and President --
  Louisville Gas and Electric Company)
Walter Z. Berger, Group                       1997     270,000     100,008    7,630         27,946                0        10,269(1)
  President -- Energy Marketing Division      1996     219,468(2)  144,232    5,445         62,834                0         1,012
Stephen R. Wood                               1997     245,000     138,039    6,849         15,605           32,306         8,721(1)
  President -- Distribution Services          1996     226,000     106,256    7,082         14,772           67,130         7,877
  Division and President -- Louisville        1995     212,000     106,848    9,084          2,284           49,137         7,484
  Gas and Electric Company
  (Former position: Executive Vice
  President and Chief Administrative
  Officer)
John R. McCall                                1997     245,000     114,764    6,922         15,605           32,306        11,414(1)
  Executive Vice President,                   1996     231,000     112,303    7,230         15,098           35,868        11,029
  General Counsel and Corporate Secretary     1995     220,000     106,848    5,791          4,568                0         8,696

------------------------
(1) Includes employer contributions to 401(k) plan, nonqualified thrift plan and employer paid life insurance premiums in 1997 as follows: Mr. Hale $3,135, $8,349 and $15,191, respectively; Mr. Staffieri $3,135, $5,682 and $1,818, respectively; Mr. Berger $4,120, $5,314 and $835, respectively; Mr. Wood $2,989, $4,446 and $1,286, respectively; and Mr. McCall $3,135, $3,939 and
    $4,340, respectively.

(2) Reported compensation is only for a portion of the year. Mr. Berger joined LG&E Energy on February 5, 1996.

(3) As adjusted for the 2 for 1 stock split effective in April 1996.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN 1997 FISCAL YEAR

    The following table contains information at December 31, 1997, with respect to grants of stock options and stock appreciation rights (SARs) to the named executive officers:

                                             INDIVIDUAL GRANTS                                            POTENTIAL
                                        ---------------------------                                  REALIZABLE VALUE AT
                                         NUMBER OF      PERCENT OF                                      ASSUMED ANNUAL
                                         SECURITIES       TOTAL       EXERCISE                          RATES OF STOCK
                                         UNDERLYING    OPTIONS/SARS   OR BASE                         PRICE APPRECIATION
                                        OPTIONS/SARS    GRANTED TO     PRICE                           FOR OPTION TERM
                                          GRANTED      EMPLOYEES IN     ($/      EXPIRATION   ----------------------------------
                 NAME                     (#) (1)      FISCAL YEAR     SHARE)       DATE      0%($)       5%($)        10%($)
--------------------------------------  ------------   ------------   --------   ----------   ------   -----------   -----------
Roger W. Hale                             67,728             19.5%     $   24.18 02/6/2007       0     $ 1,029,917   $ 2,610,313
Victor A. Staffieri                       27,946              8.1          24.18 02/6/2007       0         424,966     1,076,946
Walter Z. Berger                          27,946              8.1          24.18 02/6/2007       0         424,966     1,076,946
Stephen R. Wood                           15,605              4.5          24.18 02/6/2007       0         237,300       601,365
John R. McCall                            15,605              4.5          24.18 02/6/2007       0         237,300       601,365

------------------------
(1) Options are awarded at fair market value at time of grant; unless otherwise indicated, options vest in one year and are exercisable over a ten-year term.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION/SAR EXERCISES IN 1997 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options and/or SARs during 1997 and the value of unexercised options and SARs held by them as of December 31, 1997:

                                                                                                 NUMBER OF         VALUE OF
                                                                                                SECURITIES       UNEXERCISED
                                                                                                UNDERLYING       IN-THE-MONEY
                                                                          SHARES                UNEXERCISED    OPTIONS/SARS AT
                                                                         ACQUIRED              OPTIONS/SARS         FY-END
                                                                            ON       VALUE     AT FY-END (#)        ($)(1)
                                                                         EXERCISE   REALIZED   EXERCISABLE/      EXERCISABLE/
                                 NAME                                      (#)        ($)      UNEXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------  --------   --------   -------------   ----------------
Roger W. Hale                                                              0          N/A      98,214/67,728   $485,927/$42,838
Victor A. Staffieri                                                        0          N/A      62,590/47,946   310,048/140,126
Walter Z. Berger                                                           0          N/A      42,834/47,946    153,881/89,526
Stephen R. Wood                                                            0          N/A      37,802/15,605    231,801/9,870
John R. McCall                                                             0          N/A      22,046/15,605     93,606/9,870

------------------------
(1) Dollar amounts reflect market value of LG&E Energy Common Stock at year-end, minus the exercise price.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN 1997 FISCAL YEAR

    The following table provides information concerning awards made in 1997 to the named executive officers under the Long-Term Plan.

                                                               NUMBER     PERFORMANCE
                                                                 OF            OR           ESTIMATED FUTURE PAYOUTS UNDER
                                                               SHARES,    OTHER PERIOD        NON-STOCK PRICE BASED PLANS
                                                              UNITS OR       UNTIL              (NUMBER OF SHARES) (1)
                                                                OTHER      MATURATION    -------------------------------------
                            NAME                               RIGHTS      OR PAYOUT     THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
------------------------------------------------------------  ---------   ------------   ------------   ---------   ----------
Roger W. Hale                                                  23,145       12/31/99        9,258        23,145       34,718
Victor A. Staffieri                                             4,775       12/31/99        1,910         4,775        7,163
Walter Z. Berger                                                4,775       12/31/99        1,910         4,775        7,163
Stephen R. Wood                                                 2,666       12/31/99        1,066         2,666        3,999
John R. McCall                                                  2,666       12/31/99        1,066         2,666        3,999

------------------------
(1) The table indicates the number of performance units which are paid 50% in stock and 50% in cash at maturation.

    Each performance unit awarded represents the right to receive an amount payable 50% in LG&E Energy Common Stock and 50% in cash on the date of payout, the latter portion being payable in cash in order to facilitate the payment of taxes by the recipient. The amount of the payout is determined by the then-fair market value of LG&E Energy Common Stock. For awards made in 1997, the Long-Term Plan rewards executives on a three-year rolling basis dependent upon the total shareholder return for shareholders. The target for award eligibility requires that LG&E Energy shareholders earn a total return at a preset level in comparison to that of the utility holding companies and gas and electric utilities in the Long-Term Plan Peer Group. The Committee sets a contingent award for each management level selected to participate in the Plan and such amount is the basis upon which incentive compensation is determined. Depending on the level of achievement, the participant can receive from zero to 150% of the contingent award amount. Payments made under the Long-Term Plan in 1997 are reported in the summary compensation table for the year of payout.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under LG&E Energy's qualified defined benefit pension plans, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations for qualified plan benefits, based on the remuneration that is covered under the plan and years of service with the Company and its subsidiaries:

                            1997 PENSION PLAN TABLE

                                    YEARS OF SERVICE
                 -------------------------------------------------------
REMUNERATION         15             20             25         30 OR MORE
------------     ----------     ----------     ----------     ----------
  $100,000       $   48,088     $   48,088     $   48,088     $  55,884
  $150,000       $   80,088     $   80,088     $   80,088     $  85,584
  $200,000       $  112,088     $  112,088     $  112,088     $ 112,088
  $250,000       $  144,088     $  144,088     $  144,088     $ 144,088
  $300,000       $  176,088     $  176,088     $  176,088     $ 176,088
  $350,000       $  208,088     $  208,088     $  208,088     $ 208,088
  $400,000       $  240,088     $  240,088     $  240,088     $ 240,088
  $450,000       $  272,088     $  272,088     $  272,088     $ 272,088
  $500,000       $  304,088     $  304,088     $  304,088     $ 304,088
  $550,000       $  336,088     $  336,088     $  336,088     $ 336,088
  $600,000       $  368,088     $  368,088     $  368,088     $ 368,088
  $650,000       $  400,088     $  400,088     $  400,088     $ 400,088
  $700,000       $  432,088     $  432,088     $  432,088     $ 432,088
  $750,000       $  464,088     $  464,088     $  464,088     $ 464,088
  $800,000       $  496,088     $  496,088     $  496,088     $ 496,088
  $850,000       $  528,088     $  528,088     $  528,088     $ 528,088
  $900,000       $  560,088     $  560,088     $  560,088     $ 560,088
  $950,000       $  592,088     $  592,088     $  592,088     $ 592,088
 $1,000,000      $  624,088     $  624,088     $  624,088     $ 624,088
 $1,050,000      $  656,088     $  656,088     $  656,088     $ 656,088

    A participant's remuneration covered by the Retirement Income Plan (the "Retirement Income Plan") is his or her average base salary and short-term incentive payment (as reported in the Summary Compensation Table) for the five calendar plan years during the last ten years of the participant's career for which such average is the highest. The estimated years of service for each named executive employed by the Company at December 31, 1997, is as follows: 31 years for Mr. Hale; 1 year for Mr. Berger; 3 years for Mr. McCall; 8 years for Mr. Wood; and 5 years for Mr. Staffieri. Benefits shown are computed as a straight life single annuity beginning at age 65.

    Current Federal law prohibits paying benefits under the Retirement Income Plan in excess of $120,000 per year. Officers of LG&E Energy and LG&E with at least one year of service with either company are eligible to participate in LG&E's Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan"), which is an unfunded supplemental plan that is not subject to the $120,000 limit. Presently, participants in the Supplemental Executive Retirement Plan consist of all of the eligible officers of LG&E Energy and LG&E. This plan provides generally for retirement benefits equal to 64% of average current earnings during the final 36 months prior to retirement, reduced by Social Security benefits, by amounts received under the Retirement Income Plan and by benefits from other employers. As part of its employment agreement with Mr. Hale, LG&E established a separate Supplemental Executive Retirement Plan. The special plan generally provides for a retirement benefit for Mr. Hale of 2% for each of his first 20 years of service with LG&E Energy, LG&E or with certain prior employers, 1.5% for each of the next 10 years of service and 1% for each remaining year of service completed prior to age 65, all multiplied by Mr. Hale's final 60 months average compensation, less benefits payable from the Retirement Income Plan, benefits payable from any other qualified or nonqualified plan sponsored by LG&E Energy, LG&E or certain prior employers, and primary Social Security benefits. Under Mr. Hale's employment agreement (see below), he may elect to commence payment of his retirement benefits at age 50. If he retires prior to age 65, Mr. Hale's benefits will be reduced by factors set forth in the employment agreement.

    The estimated annual benefits to be received under the Retirement Income Plan and the Supplemental Executive Retirement Plans upon normal retirement at age 65 and after deduction of Social Security benefits will be $586,896 for Mr. Hale; $238,356 for Mr. Berger; $210,804 for Mr. McCall; $276,144 for Mr. Staffieri; and $240,996 for Mr. Wood.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS AND CHANGE IN CONTROL PROVISIONS

    Effective January 1, 1997, Mr. Hale entered into a new employment agreement with LG&E Energy. The new agreement extends through December 31, 2001. Under the new agreement, Mr. Hale is entitled to an annual base salary of not less than $580,000, subject to annual review by the Compensation Committee, and to participate in the Short-Term Plan and the Long-Term Plan. Mr. Hale's arrangement with LG&E Energy provides for a short-term incentive target award of not less than 60% of base salary and long-term incentive grants with a present value of not less than 110% of base salary to be delivered two-thirds in the form of performance units/shares and one-third in the form of non-qualified stock options. In addition, the 1997 Agreement provides that at the Company's expense a life insurance policy in the amount of not less than $2 million shall be provided to Mr. Hale. LG&E Energy's Board of Directors may terminate the agreement at any time and, if it does so for reasons other than cause, LG&E Energy must pay Mr. Hale's base salary plus his target short-term incentive award for the remaining term of his employment contract, but not less than two years.

    In connection with the Merger, on May 20, 1997, Mr. Hale entered into an employment agreement to become effective upon the consummation of the Merger. Under this Prospective Agreement, which will have an initial term of five years commencing on the effective date of the Merger, Mr. Hale is entitled to an annual base salary of not less than $675,000, subject to annual review by the Compensation Committee. The Prospective Agreement also contains short-term and long-term incentive, life insurance and termination provisions similar to the 1997 Agreement.

    In connection with the pending Merger, all officers of LG&E Energy have entered into revised change in control agreements with the effect that the Merger shall not constitute a change in control for such officers. Such amendments, which are effective upon completion of the Merger, provide for the benefits described below. In the event of a change in control, all such officers of LG&E Energy shall be entitled to the following payments if, within twenty-four months after such change in control, they are terminated for reasons other than cause or disability, or their employment responsibilities are altered: (i) all accrued compensation; (ii) a severance amount equal to 2.99 times the sum of (a) his or her annual base salary and (b) his or her bonus or "target" award paid or payable pursuant to the Short-Term Plan. Payments may be made to executives which would equal or exceed an amount which would constitute a nondeductible payment pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or be subject to an excise tax imposed by Section 4999 of the Code and, in the latter case, LG&E Energy will "gross up" the applicable severance payments to the executive to cover any excise taxes that may be due. The executive is entitled to receive such amounts in a lump-sum payment within thirty days of termination. A change in control encompasses certain mergers and acquisitions, changes in Board membership and acquisitions of voting securities of LG&E Energy.

    Also upon a change in control of LG&E Energy, all stock-based awards shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon the extent to which the performance goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever amount is higher and prorated for the executive's deemed period of service during the relevant performance period. Additionally, executives shall receive payments in respect of accrued but unused vacation days and for placement assistance.

                             SHAREHOLDER PROPOSALS
                            FOR 1999 ANNUAL MEETING

    Any shareholder may submit a proposal for consideration at the 1999 Annual Meeting. Any shareholder desiring to submit a proposal for inclusion in the proxy statement for consideration at the 1999 Annual Meeting should forward the proposal so that it will be received at LG&E Energy's principal executive offices no later than November 20, 1998. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission will be included in the 1999 proxy statement.

                                 OTHER MATTERS

    At the Annual Meeting, it is intended that the first two items set forth in the accompanying notice and described in this proxy statement will be presented. Should any other matter be properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment. The Board of Directors knows of no other matters which may be presented at the meeting.

    LG&E Energy will bear the costs of printing and preparing this proxy solicitation. LG&E Energy will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners, and upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of LG&E Energy or its subsidiaries, in person or by telephone. LG&E Energy and LG&E have retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to assist in the solicitations at an estimated fee of $7,500 plus reimbursement of reasonable expenses.

    ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF LG&E ENERGY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1997, BY SUBMITTING A REQUEST IN WRITING TO: JOHN R. MCCALL, SECRETARY, LG&E ENERGY CORP., P.O. BOX 32030, 220 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40232.

[LGE ENERGY LOGO]

                           -------------------------
                                ADMISSION TICKET

                               LG&E ENERGY CORP.

                         ANNUAL MEETING OF SHAREHOLDERS

                           Wednesday, April 22, 1998
                                10:00 a.m., EDT
                            Hyatt Regency Louisville
                           320 West Jefferson Street
                              Louisville, Kentucky

If you plan to attend the meeting, please check the box on the proxy card indicating that you plan to attend. Please bring this Admission Ticket to the meeting with you.

THE BOTTOM PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

      TRIANGLE  DETACH HERE  TRIANGLE      TRIANGLE  DETACH HERE  TRIANGLE

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL

1. ELECTION OF DIRECTORS
  / /  FOR all nominees listed below
 (except as marked to the contrary
 below)
  / /  WITHHOLD AUTHORITY to vote for
 all nominees listed below
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE
THROUGH THE NOMINEE'S NAME)
                                 OWSLEY BROWN II
                                 GENE P. GARDNER
                                JEFFERY T. GRADE
                                J. DAVID GRISSOM
2.APPROVAL OF ARTHUR ANDERSEN LLP
                                                                              AS
INDEPENDENT AUDITORS
  / / FOR  / / AGAINST  / / ABSTAIN

/ / I plan to attend the Annual Meeting, and I
       will bring ___ guest(s).
----------------------------------------
                                    SIGNATURE
--------------------------------------------
                               DATE

                                                               [LGE ENERGY LOGO]

                                                                           PROXY
----------------------------------------
                                    SIGNATURE
                                     COMMON

                                              SIGNATURE(S) SHOULD CORRESPOND TO
                                              THE NAME(S) APPEARING IN THIS
                                              PROXY. IF EXECUTOR, TRUSTEE,
                                              GUARDIAN, ETC. PLEASE INDICATE.

                                        Complimentary parking will be available
                                        at the Hyatt Regency and the Cowger
                                        Parking Garage. Please visit the
                         [MAP] registration table to receive your parking voucher, which you will give to the parking attendant upon leaving.

      TRIANGLE  DETACH HERE  TRIANGLE      TRIANGLE  DETACH HERE  TRIANGLE

                               LG&E ENERGY CORP.
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 22, 1998

    Roger W. Hale, Victor A. Staffieri and John R. McCall are hereby appointed as proxies, with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof, at the Annual Meeting of Shareholders of LG&E Energy Corp. to be held on April 22, 1998, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

    Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.

[LGE ENERGY LOGO]

                           -------------------------
                                ADMISSION TICKET

                               LG&E ENERGY CORP.

                         ANNUAL MEETING OF SHAREHOLDERS

                           Wednesday, April 22, 1998
                                10:00 a.m., EDT
                            Hyatt Regency Louisville
                           320 West Jefferson Street
                              Louisville, Kentucky

    If you plan to attend the meeting, please check the box on the proxy card indicating that you plan to attend. Please bring this Admission Ticket to the meeting with you.

    THE BOTTOM PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

      TRIANGLE  DETACH HERE  TRIANGLE      TRIANGLE  DETACH HERE  TRIANGLE

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH
                                 PROPOSAL

       1. ELECTION OF DIRECTORS
  / /  FOR all nominees listed below (except as marked to the contrary below)
  / /  WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)
                                 OWSLEY BROWN II
                                 GENE P. GARDNER
                                JEFFERY T. GRADE
                                J. DAVID GRISSOM
2.APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
  / / FOR  / / AGAINST  / / ABSTAIN

          / / I plan to attend the Annual Meeting, and I will bring ___
              guest(s).
----------------------------------------
                               SIGNATURE
------------------------------------------
                          DATE

                                                               [LGE ENERGY LOGO]

                                                                           PROXY
----------------------------------------
                                    SIGNATURE
                                       401(K)

                                              SIGNATURE(S) SHOULD CORRESPOND TO
                                              THE NAME(S) APPEARING IN THIS
                                              PROXY. IF EXECUTOR, TRUSTEE,
                                              GUARDIAN, ETC. PLEASE INDICATE.

                                        Complimentary parking will be available
                                        at the Hyatt Regency and the Cowger
                                        Parking Garage. Please visit the
                         [MAP] registration table to receive your parking voucher, which you will give to the parking attendant upon leaving.

      TRIANGLE  DETACH HERE  TRIANGLE      TRIANGLE  DETACH HERE  TRIANGLE

                               LG&E ENERGY CORP.
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 22, 1998

        Roger W. Hale, Victor A. Staffieri and John R. McCall are hereby appointed as proxies, with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof, at the Annual Meeting of Shareholders of LG&E Energy Corp. to be held on April 22, 1998, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

      Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.